Exhibit 10.130

CONFIDENTIAL TREATMENT REQUESTED. *********** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

A.N.:  130339

AMD_00203757.0

AMENDMENT

Date of Amendment: April 8, 2016

AMENDMENT to the Index License Agreement for Funds dated as of March 18, 2000 (as previously amended, the “Agreement”), by and between MSCI Inc. (formerly known as Morgan Stanley Capital International Inc.) (“MSCI”) and BlackRock Fund Advisors (as successor to Barclays Global Investors, N.A.) (“Licensee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the terms of the Amendment (MSCI reference #AMD_00421) between MSCI and Licensee dated October 4, 2011 (the “Previous Amendment”), MSCI granted Licensee the right to use the MSCI indexes identified below as the basis for the Licensee Fund identified below in the United States:

•	iShares MSCI Global Gold Miners ETF, which seeks to track the investment results of the MSCI ACWI Select Gold Miners Investable Market Index

(The term “Fund” as used herein shall have the meaning ascribed to it in the Previous Amendment.)

WHEREAS, the parties wish to further amend the Agreement to allow for the cross-listing of the Licensee Fund identified above, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Exhibit B of the Agreement is hereby amended to allow the Licensee Fund identified above to be cross‑listed and traded on the Mexican Stock Exchange (Bolsa Mexicana de Valores) (herein referred to as the “Mexican Listed Fund”) while such Fund is listed on a United States exchange.  The Mexican Listed Fund must be issued, sold and traded on a public basis in accordance with applicable Mexican securities law.  All other terms and restrictions contained in Exhibit B of the Agreement shall apply to the Mexican Listed Fund.  For the avoidance of doubt, the * * * * * * * * * * * * set forth in the Previous Amendment shall apply with respect to the * * * * * * * * * * * * * * * * * * *.  For clarity, there shall be * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *.

2.

This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof.  To the extent that any terms of this Amendment conflict with any terms of the Agreement, the terms of this Amendment shall control.  No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment.

A.N.: 130339

AMD_00203757.0

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

LICENSEE: BlackRock Fund Advisors		MSCI Inc.
By	/s/ Manish Mehta	By	/s/ Alex Gil

Name	Manish Mehta	Name	Alex Gil

Title	Managing Director	Title	Executive Director